Exhibit 10.1

AMENDMENT TO THE SERIES A WARRANTS

This Amendment to the Series A Warrants (this “Amendment”) is made and entered into as of September 4, 2013 (the “Effective Date”), by and among Selectica, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s outstanding Series A Warrants set forth on the signature pages hereto, who constitute the holders of at least a majority of the Company’s outstanding Series A Warrants (the “Required Holders”).

RECITALS

WHEREAS, the Company entered into a Purchase Agreement, dated May 31, 2013 (the “Purchase Agreement”), pursuant to which the Company issued and sold to certain institutional funds and other accredited investors 577,105 shares of its common stock, 231,518 shares of its Series C Preferred Stock and 404,309 Series A Warrants to Purchase Common Stock (the “Series A Warrants”). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

WHEREAS, the exercise price of the Series A Warrants is $8.75 per share (the “Series A Warrant Exercise Price”).

WHEREAS, the Company and the Required Holders desire to enter into this Amendment to amend and restate the Series A Warrants as set forth herein,

WHEREAS, Section 9 of each of the Series A Warrants provides that the Series A Warrants may be amended by written consent of the Required Holders.

AGREEMENT

NOW, THEREFORE, the Company and the Required Holders hereby agree as follows:

1.	Amendment of Series A Warrant. As of the Effective Date, each and all Series A Warrants are hereby amended as follows:

(a)	Exercise Price. Section (1)(b) of each Series A Warrant is hereby amended in its entirety to read as follows:

“Exercise Price. For purposes of this Warrant, “Exercise Price” means $7.75, subject to adjustment as provided herein.”

(b)	Removal of Dilutive Issuance Adjustments. Section (2)(a) of each Series A Warrant is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

(c)	Removal of Black Scholes Cash Settlement. Section (4)(c) of each Series A Warrant is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

(d)	Removal of Definitions Not Used. Each of Sections (16)(a), (b), (j) and (m) of each Series A Warrant is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

2.

No Further Amendment. Except as otherwise expressly modified hereby, the Series A Warrants shall remain in full force and effect. Promptly following the Effective Date, the Company shall, upon the surrender of an original Series A Warrants, issue to the registered holder thereof a replacement Series A Warrant, of like tenor and amount reflecting the amendments thereto made pursuant to this Amendment.

3.

Stockholders Meeting. Immediately following the Effective Date, the Company shall take all action reasonably necessary to supplement its Proxy Statement so that the terms of the Series A Warrants, as amended by this Amendment, are submitted to the Company’s stockholders for approval at the Stockholders Meeting in accordance with Section 7.9 of the Purchase Agreement.

4.

Registration Statement. Notwithstanding the provisions of the Registration Rights Agreement, the Company shall not request effectiveness of the Registration Statement until the earlier of (i) the Effective Date and (ii) September 15, 2013. No liquidated damages shall accrue under the Registration Rights Agreement as a result of any delay in the effectiveness of the Registration Statement required by compliance with the terms of this Section 4.

5.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of a fully executed signature page to this Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Series A Warrants to be duly executed by their respective authorized signatories as of the date first indicated above.

Selectica, Inc.

By: __________________________________________

Name:   Todd Spartz

Title:     Chief Financial Officer

SERIES A REQUIRED HOLDER

By: __________________________________________

Name:

Title: